FOUNTAIN POWERBOAT
                                                     INDUSTRIES, INC.
                                          P.O. Drawer 457, Whichard's Beach Road
                                             Washington, North Carolina 27889

                                                     NOTICE OF MEETING

                                                        To Be Held
                                                     December 11, 1996


NOTICE is hereby given that a meeting of shareholders (the "Meeting") of Fountain Powerboat Industries, Inc. (the "Company") will be held as follows:

                  Place: Second Floor Conference Room of the Company's principal executive offices Whichard's Beach Road
                                    Washington, North Carolina

                  Date:             Wednesday, December 11, 1996

                  Time:             10:00 a.m.

         The purposes of the Meeting are:

                  1. To elect a Board of Directors consisting of five members to hold office until the next annual meeting of shareholders or until their respective successors are duly elected and qualified.

                  2. To confirm Pritchett, Siler & Hardy, Certified Publi Accountants, as the Company's accountants and independent auditors.

                  3. To transact such other business as may properly come before the Meeting or any adjournments thereof.

         The Board of Directors has fixed the close of business on November 12, 1996, as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting.

         Shares can be voted at the Meeting only if the record holder thereof is present at the meeting or represented by proxy. To insure the presence of a quorum at the Meeting, you are requested to sign and date the accompanying Appointment of Proxy and return it promptly in the enclosed return envelope. The giving of such Appointment of Proxy will not affect your rights to vote in person in the event you attend the Meeting.

                                              By Order of The Board of Directors



November 13, 1996                                           Blanche C. Williams
                                                              Secretary

                                                    FOUNTAIN POWERBOAT
                                                     INDUSTRIES, INC.
                                          P.O. Drawer 457, Whichard's Beach Road
                                             Washington, North Carolina 27889

                                                      PROXY STATEMENT

                                              Mailing Date:  November 1, 1996



                                                  MEETING OF SHAREHOLDERS

                                                        To Be Held
                                                     December 11, 1996


General

         This Proxy Statement is furnished to the holders of Common Stock, $.01 par value per share (the "Common Stock"), of Fountain Powerboat Industries, Inc. (the "Company") on behalf of the Company in connection with its solicitation of Appointments of Proxy in the form enclosed herewith for use at a meeting of shareholders (the "Meeting") to be held on December 11, 1996, and at any adjournments thereof. The Meeting will be held at 10:00 a.m. North Carolina time on the above date in the Second Floor Conference Room at the Company's principal executive offices on Whichard's Beach Road, Washington, North Carolina. The matters to be acted upon at the Meeting are set forth in the accompanying Notice of Meeting of Shareholders and are described herein.

         The cost of this solicitation of Appointments of Proxy will be borne by the Company. In addition to the solicitation of Appointments of Proxy by mail, certain officers, directors and regular employees of the Company, without additional remuneration, may solicit Appointments of Proxy personally or by telephone, telegraph or cable. Arrangements will also be made with brokerage firms and other nominee holders for forwarding proxy materials to the beneficial owners of shares of the Common Stock, and the Company will reimburse such persons for reasonable out-of-pocket expenses incurred by them in connection therewith.

Voting of Appointments of Proxy

         The persons names in the enclosed Appointment of Proxy as proxies to represent shareholders at the Meeting are Blanche C. Williams and Reginald M. Fountain, Jr. An Appointment of Proxy which is properly executed and returned, and not revoked, will be voted in accordance with the directions contained therein. If no directions are given, that Appointment of Proxy will be voted FOR the election of the five nominees for directors named in Proposal 1 by casting an equal number of votes for each such nominee, and FOR ratification of the accounting firm named in Proposal 2 described herein. If, at or before the time of the Meeting, any nominee named in Proposal 1 has become unavailable for any reason, the proxies shall have the discretion to vote each Appointment of Proxy for any substitute nominee named by the Board of Directors. On any other matters that may come before the meeting, each Appointment of Proxy will be voted in accordance with the best judgment of the proxies.

Revocability of Appointments of Proxy

         An Appointment of Proxy may be revoked by the shareholder at any time before it is exercised by filing with the Secretary of the Company a written revocation or a duly executed Appointment of Proxy bearing a later date, or by attending the Meeting and announcing his intention to vote in person.

Record Date and Voting Rights

         The close of business on November 12, 1996 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting. Only those shareholders of record on that date will be entitled to vote on the proposals described herein.

         The voting securities of the Company are the shares of its Common Stock, of which 3,069,072 shares were issued and outstanding as of November 12, 1996. The Company's subsidiary, Fountain Powerboats, Inc. (the "Subsidiary"), holds 10,000 of such shares which are regarded as treasury shares and not entitled to be voted. All other outstanding shares are entitled to one vote on each matter submitted for voting at the Meeting.

Beneficial Ownership of Common Stock

         Principal Shareholders. The following table sets forth the beneficial ownership of the Company's Common Stock as of November 12, 1996 by each person known to the Company to own more than five percent (5%) of the Company's Common Stock. The table has been prepared based on information provided to the Company by each shareholder.

                                                          Amount of
     Name and                                            Beneficial   Percent of
      Address                                             Ownership     Class(3)

Reginald M. Fountain, Jr.
P.O. Drawer 457
Whichard's Beach Road
Washington, NC 27889                                     1,712,915 (1)    51.0%

Triglova Finance, S.A.
Post Office Box 1824
52nd Street
Urbanization Obarrio
Torre Banco Sur, 10th Floor
Panama City, Republic of Panama                            272,500 (2)     8.9%



(1) Mr. Fountain has sole voting and investment power with respect to all shares shown as beneficially owned by him. Includes options to purchase 300,000 shares of common stock.

(2) The Company is informed that the shares shown as beneficially owned by Triglova Finance, S.A. are owned directly by it, and it claims shared voting and investment power with respect to all such shares with Mr. Filippo Dollfus De Vockersberg, c/o Fider Service, 1 Via Degli Amadio, 6900 Lugano, Switzerland. Mr. Dollfus has been authorized to act as attorney-in-fact for Triglova Finance, S.A., and therefore, claims shared voting and investment power with respect to such shares.

(3) The percentage for each person is calculated on the basis of the Company's total outstanding shares less the 10,000 shares owned by the Company's Subsidiary.

Directors and Officers. The following table sets forth the beneficial ownership of the Company's Common Stock as of November 12, 1996, by each of the Company's current directors and nominees for election as director, and by all directors and officers of the Company as a group.

                                                          Amount of
     Name and                                            Beneficial   Percent of
      Address                                             Ownership       Class

Reginald M. Fountain, Jr.(1)                          1,712,915(2)        51.0%

Gary D. Garbrecht(1)                                     20,000(2)        (3)

Mark L. Spencer(1)                                       20,000(2)        (3)

Federico Pignatelli(1)                                   20,000(2)        (3)

Gary E. Mazza, III(1)                                    20,000(2)        (3)

Allan L. Krehbiel(1)                                     20,000(2)        (3)

Blanche C. Williams(1)                                         100        (3)

All directors and officers
  as a group (7 persons)                              1,813,015(2)      52.7%



(1) The address of each person is P.O. Drawer 457, Whichard's Beach Road, Washington, North Carolina 27889. Except as otherwise indicated, to the best knowledge of management of the Company each of the persons listed or included in the group has sole voting and investment power over all shares shown as beneficially owned. Percentages for each person listed and for the group are calculated on the basis of the Company's total outstanding shares less the 10,000 shares owned by the Company's Subsidiary.

(2) Includes options to purchase 20,000 shares of Common Stock held by each of Messrs. Garbrecht, Spencer, Pignatelli and Mazza, and options to purchase 300,000 shares held by Mr. Fountain.

(3)      Less than 1%

                                          PROPOSAL NO. 1:  ELECTION OF DIRECTORS

         Pursuant to the Bylaws, the Board of Directors has set the number of directors of the Company at five. Set forth below are the names of the five nominees for election as directors of the Company, together with certain information concerning each such nominee. Each of the nominees currently serves as a director of the Company. Each director elected at the Meeting will serve until the Company's next annual meeting of shareholders or until his successor shall be duly elected and shall qualify.

REGINALD M. FOUNTAIN, JR., age 56, founded the Company's Subsidiary during 1979 and has served as its Chief Executive Officer from its organization. He became a director and President of the Company upon its acquisition of the Subsidiary in August 1986. Mr. Fountain presently serves as Chairman, President and Chief Executive Officer of the Company and its Subsidiary. From 1971 to 1979, Mr. Fountain was a world class race boat driver and was the Unlimited Class World Champion in 1976 and 1978.

GARY D. GARBRECHT, age 53, became a director of the Company on February 26, 1992. Mr. Garbrecht is the President and sole shareholder of Mach Performance, Inc., a propeller and high performance boating accessories manufacturer.  From
June, 1988 to July, 1991, he was President of Aronow Powerboats, a former manufacturer of high performance sport boats.
Prior to that time, and until its sale to OMC in 1989, Mr. Garbrecht owned Second Effort, a manufacturer of high performance boats. Mr. Garbrecht has over thirty years experience in racing and recreational boating.

GARY E. MAZZA, III, age 58, became a director of the Company on December 28, 1993. Mr. Mazza is a practicing attorney in the business, tax and international areas of the law in Annapolis,
 Maryland. He also practices law in New York and Virginia. He is the Chairman of Triangle Tractor & Trailer, Inc., a Director of the American Red Cross of Maryland, and an Adjunct Professor at the University of Maryland. He is the founder,
 Executive Vice President, and General Counsel for Aerovias Quisqueana, C. por A., Santo Domingo, Dominican Republic. Prior to
 entering private practice, Mr. Mazza was the Director of the Legal Education Institute at the U.S Department of Justice from 1977 to 1981. Prior to 1977, he served as the Director of Legal Training for the U.S. Civil Service Commission and as
 Senior Legal Advisor for the U.S. Indian
Claims Commission. His honors include the New York State Attorney General's Achievement Award. Mr. Mazza is a highly decorated retired United States Army Colonel.

FEDERICO PIGNATELLI, age 43, became a director of the Company on April 8, 1992. Mr. Pignatelli is the U.S. representative of Eurocapital Partners, Inc., an investment banking firm. From 1989 to April, 1992, he was a Managing Director at Gruntal & Company, an investment banking firm. From 1988 to 1989, he was General Manager of Euromobiliare Ltd., a subsidiary of Euromobiliare, SpA, a publicly held investment and merchant bank in Italy and Senior Vice President of New York and Foreign Securities Corporation, an institutional brokerage firm in New York. From 1986 to 1988, he was Managing Director at Ladenburg, Thalmann & Co., an investment banking firm. From 1980 to 1986, he was Assistant Vice President of E.F. Hutton International. Prior to 1980, he was a financial journalist. Mr. Pignatelli was elected as a director of the Company pursuant to the right of Eurocapital Partners, Ltd. to designate one member of the Board of Directors in connection with a private placement of the Company's Common Stock. Mr. Pignatelli also serves as chairman of BioLase Technology, Inc. a company which produces medical and dental lasers and endodontic products. Formerly, he served as a director of MTC Electronic Technologies Co., Ltd., a NASDAQ/NMS company, and of CST Entertainment Imaging, Inc., an American Stock Exchange Company engaged in colorizing black and white film.

MARK L. SPENCER, age 41, founded Spencer Communications, an Advertising Public Relations firm specializing exclusively in the marine industry, in 1987. Previously, Mr. Spencer began his journalism career at Powerboat Magazine in 1976. He was named Executive Editor of Powerboat Magazine in 1981 and served in that capacity until 1987. During the last seven years Mr. Spencer has served as an on camera "expert" commentator for ESPN covering the boating industry.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR LISTED ABOVE. THE FIVE NOMINEES RECEIVING THE HIGHEST NUMBER OF VOTES SHALL BE DEEMED TO HAVE BEEN ELECTED.

Meetings and Committees of the Board of Directors

         The Company's Board of Directors met one time during Fiscal 1996. All directors attended more than 75% of the meetings.  The Board has an Audit Committee which met one time during the fiscal year.  The Audit Committee is chaired
by Mr. Garbrecht, Mr. Pignatelli and Mr. Spencer serve as Committee members.
The Board also has a Compensation
Committee which met one time during the fiscal year.  The Compensation Committee is chaired by Mr. Pignatelli, and Mr.
Garbrecht and Mr. Spencer serve as Committee Members.

Executive Officers

         In addition to Mr. Fountain, who is listed above as a director, other executive officers of the Company are as follows:

ALLAN L. KREHBIEL, C.P.A., age 53, was appointed Vice President - Finance and Chief Financial Officer in May, 1991.
Mr. Krehbiel had been Controller since April, 1991, when he was hired by the Company. He is a Certified Public Accountant and has had ten years experience as the Chief Financial Officer/Controller of
 Revere Aluminum Building Products, Inc. (and its successor, Noranda Building Products Company) and of Hunter Douglas Building
 Products Division (and its successor,
Alumark Corporation).

BLANCHE C. WILLIAMS, age 62, has been Corporate Secretary and Treasurer of the Company since August, 1986, and has held the same positions with the Company's Subsidiary since it was formed during 1979. Mrs. Williams also served as Executive Assistant to the President from 1979 to 1988.

Certain Relationships and Related-Party Transactions

         During the fourth quarter of Fiscal 1996, the Company borrowed $170,000 from Mr. Fountain to supplement its working capital. This loan was unsecured with interest at 12%. The Company paid Mr. Fountain $2,710 in interest. The loan was entirely repaid by June 30, 1996.

         In November, 1992 Mr. Fountain loaned the Company $300,000 to supplement the Company's working capital. The loan was unsecured and bore interest at the rate of 12% per annum. Effective January 31, 1994, the Company's Board of
Directors authorized the issuance of 86,572 additional common stock shares in consideration for the cancellation of this $300,000 debt to Mr. Fountain. The additional shares were issued at a price of $3.50 per share to Mr. Fountain and to Triangle Finance Ltd., a client of Eurocapital Partners, Ltd. Mr. Federico Pignatelli is the U.S. representative of Eurocapital, Ltd. and is also a director of the Company. Mr. Fountain cancelled two-thirds of the total amount of the debt ($202,000, including $200,000 of principal and $2,000 of accrued interest) for 57,715 common shares. Triangle Finance Ltd. repaid one-third of the total amount of the debt ($101,000, including $100,000 of principal and $1,000 of accrued interest) for 28,857 common shares. The Board of Directors determined that the price of $3.50 per share was fair to the Company after
consideration of such factors as the common stock's book value, its then current market price, and recent private placements.

         In Fiscal 1994, the Company paid Mr. Fountain interest amounting to $18,000 due on the $300,000 loan which was converted to common stock effective January 31, 1994. The interest paid to him on the loan while it was outstanding during Fiscal 1993 was $22,054. For Fiscal 1992, a similar loan was made by Mr. Fountain to the Subsidiary and the interest paid was $48,624. No interest was paid to Mr. Fountain in Fiscal 1995. The Company also paid rentals and the aforementioned interest at what it believes to be their fair market values during the last three fiscal years to Mr. Fountain or to entities owned by him as follows:


                                                                    Fiscal           Fiscal            Fiscal
                                                                     1996             1995              1994
         Greenwood Helicopters                                  $       -0-       $      -0-       $    22,552
         Eastbrook Apartments                                         8,705           12,540            17,368
         Village Green Apartments                                     6,675            1,455               -0-
         R.M. Fountain, Jr. - airplane rental                       155,499          104,469            91,180
         R.M. Fountain, Jr. - other misc.                             2,000              -0-               -0-
                                                                $   172,879       $  118,404       $   131,100

         The rentals paid to Greenwood Helicopters are for the use of a helicopter primarily for aerial photography of the Company's boats and plant site. The rentals paid to Eastbrook Apartments and Village Green Apartments are primarily for temporary lodging for relocating and transient Company personnel and visitors. The rentals paid for the airplane are based upon the actual hours that the airplane was used for Company business plus a monthly standby charge for the exclusive use of the airplane. During Fiscal 1993, Mr. Fountain purchased the airplane from the Company together with a parcel of real estate located at Morehead, North Carolina. The Company recorded a profit on these transactions with Mr. Fountain amounting to $117,126.

         Mr. Gary D. Garbrecht is a director of the Company and the President and sole shareholder of Mach Performance,
Inc. which supplies the Company's Subsidiary with some of its requirements for propellers and other accessory items.  The
Company paid Mach Performance, Inc. $191,709 in Fiscal 1996, $254,696 in Fiscal
 1995 and $89,433 in Fiscal 1994.  On
October 11, 1996 the Company acquired Mach Performance, Inc. by the issuance of
 85,000 shares of restricted Company
Common Stock, valued at $1,041,250.

         Mr. Gary E. Mazza, III, a distinguished attorney, businessman, educator, and retired United States Army Colonel was elected to the Board of Directors on December 28, 1993. He is Mr. Fountain's father-in-law. The Company paid Mr.
Mazza $1,079 in Fiscal 1996 and $1,743 in Fiscal 1995.  No amounts were paid to
 Mr. Mazza prior to Fiscal 1995.

         Mr. Federico Pignatelli was elected to the Board of Directors as the designee of Eurocapital Partners, Ltd., the Company's investment banking firm in connection with a private placement of the Company's Common Stock. No amount was paid to Mr. Pignatelli or to Eurocapital Partners, Ltd., or to any of their affiliates, in Fiscal 1996, 1995 or 1994.

         Mr. Mark L. Spencer is a director of the Company and the President and sole shareholder of Spencer
Communications, Inc. which furnishes advertising and public relations services to the Company's Subsidiary. The Company paid Spencer Communications, Inc. $265,985 in Fiscal 1996, $138,116 in Fiscal 1995 and $124,872 in Fiscal 1994.

         The Company believes that all of the above transactions were on terms which were not more favorable than would have been obtained from non-affiliated parties.

Executive Compensation

         The following table sets forth the cash compensation awarded, paid to or earned by the Company's chief executive officer, who was the only executive officer of the Company whose compensation exceeded $100,000.

                                                SUMMARY COMPENSATION TABLE



                       ANNUAL COMPENSATION                                       LONG TERM COMPENSATION(3)
    Name and                                                Other Annual           Awards       Payouts        All
    Principal Position      Year    Salary(1)    Bonus(2)      Compensation                                   Other
                                                                              Restricted Options  LTIP          (5)
                                                                              Stock ($) SARs(#)Payouts ($)

 Reginald M. Fountain, Jr. 1996     232,154    199,984           -0-            -0-    300,000       -0-        -0-
 Chairman of the Board of  1995     211,650    106,438           -0-            -0-    20,000        -0-        -0-
 Director, Chief Executive Officer(4) 1994     187,200           -0-            -0-      -0-         -0-        -0-              -0-
 and Chief Operating Officer

    (1) The Board of Directors increased Mr. Fountain's annual base salary to $285,000 for the period March 30, 1995 to March 30,
           1996 and to $350,000 thereafter. Previously, effective October 6, 1992, the Board had increased his salary to $187,200 from

           $115,000. The amounts shown do not include the value of certain personal benefits received in addition to cash compensation. The aggregate value of such personal benefits received was less than ten percent (10%) of the total cash compensation paid.

    (2) The bonus amount payable to Mr. Fountain for Fiscal 1995 and 1996 was authorized by the Board on May 1, 1994. The bonus represents 5% of net income after the profit sharing distribution but before income taxes limited to a maximum of $250,000.
           No bonus was received or accrued for Fiscal 1994.

    (3) Mr. Fountain does not participate in the Company's 401(k) Plan and has no other long-term compensation, other than stock options.

    (4) Effective June 23, 1992, Mr. Fountain was also elected to the positions of President and Chief Operating Officer of both the
           Company and its Subsidiary.

    The Company has no pension or other plans pursuant to which cash or non-cash compensation was paid or distributed during the fiscal year ended June 30, 1996.

                                           Option/SAR Grants in Last Fiscal Year



                                                                                                 Potential Realizable
                                                                                                 Value of Assumed
                        Number         % of Total                                                Annual Rates of
                      Securities      Options/SARs                                               Stock Price
                      Underlying       Granted to         Exercise                               Appreciation for
                     Options/SARs       Employees       or Base Price      Expiration            Option Plan


       Name           Granted (#)    in Fiscal Year        ($/Sh)             Date            5% ($)   10% ($)



Reginald M. Fountain, Jr.300,000             100%          7.00(1)          08/04/05        $1,320,678        $3,346,859


    The following table contains information concerning the exercise of stock options and employment related options and information in unexercised stock options held as of July 31, 1995 by the named executive officer:



Option Exercises and Year-end Value Table

                              Value of Unexercised
                                  In-the-Money
                                     Options
                                             Number of Unexercised     at
      Shares                                 Options & Warrants   June 30, 1996
                                Acquired on     Value
                                Exercise    Realized(1)  Exercisable       NonExercisable       Exercisable(2)

Reginald M. Fountain, Jr.             -0-          -0-      320,000                  0          $  1,461,750



(1)  Market value at time of exercise less exercise price.
(2) The closing sale price of the Common Stock at Friday June 28, 1996 was $11 1/2. Value equals the difference between market value and exercise price.

     In October 1995, the FASB issued SFAS No. 123 "Accounting for Stock Based Compensation." SFAS No. 123 permits a company to choose either a new fair value based method of accounting for its stock based compensation arrangements or to comply with the current APB Opinion 25 intrinsic value based method adding pro forma disclosure of net income and earnings per share computed as if the fair value based method had been applied in the financial statements. SFAS No. 123 is effective for fiscal years beginning after December 15, 1995. The Company will adopt SFAS No. 123 in 1997 using pro forma disclosures of net income and earnings per share. The Impact of stock options on the Company's pro forma disclosures of net income and earnings per share calculation is not known as the Company has not yet implemented the provision of the SFAS.

Employment Agreement

     Reginald  M.  Fountain,  Jr.  serves  as  the  Company's  President,  Chief
Executive Officer and Chief Operating Officer pursuant to an employment agreement entered into during 1989. The Agreement provides for a term of one year and for automatic renewals at the end of each year for additional one-year periods until terminated. Pursuant to the agreement, Mr. Fountain receives a base salary approved by the Board of Directors and an annual cash bonus based upon the Company's net profits before taxes. On May 1, 1994, the Board of Directors authorized an increase in the annual bonus payment to Mr. Fountain to 5% of net income after profit sharing distribution but before income taxes limited to a maximum of $250,000. Bonuses of $199,984 for Fiscal 1996 and of $106,438 for Fiscal 1995 were paid to Mr. Fountain. No bonus was paid to him for Fiscal 1994. The agreement terminates upon death or permanent disability. Mr. Fountain's above agreement replaced a similar agreement with Mr. Fountain that had been in effect since December, 1986.

Performance Table

     The following table was prepared by Standard & Poor's Compustat Services, Inc. It compares the Company's cumulative total shareholder return with a stock market performance indicator (S. & P. 500 Index) and an industry index (S. & P. Leisure Time). The table assumes a base point of June 30, 1991 to be equal to $100.00. Accumulated returns are noted through June 30, 1996. Each time period covered by the table gives the dollar value of the investment assuming monthly reinvestment of dividends. The Company has never paid any dividends.

                                                  Annual Return Percentage
                                                        Years Ending
Company/Index                         June 1992      June 1993      June 1994     June 1995      June 1996
Fountain Powerboat Inds. Inc.             25.00         -14.02         -55.81        142.11         100.00
S & P 500 Index                           13.41          13.63           1.41         26.07          26.00
Leisure Time                               7.86           2.71          31.39         -5.29          31.98


                                                       Indexed Returns
                                                        Years Ending
Company/Index                June 1991      June 1992      June 1993      June 1994     June 1995      June 1996
Fountain Powerboat Inds. Inc.        100        125.00         107.48          47.50        115.00         230.00

                                                             8




S & P 500 Index                      100        113.41         128.87         130.68        164.75         207.59
Leisure Time                         100        107.86         110.78         145.55        137.84         181.92


     As can be seen from the table, the total return to shareholders of the Company's common stock over the past five years has been greater than the S. & P. 500 stocks and the S. & P. Leisure Time stocks.

Board Report on Executive Compensation

     The Company's executive compensation program is administered by the Company's Board of Directors and the Board's Compensation Committee.

     Since its inception, the Company has maintained the philosophy that compensation of its executive officers and other employees be directly and materially linked to operating performance. To achieve this linkage, executive compensation is heavily weighted toward compensation paid on the basis of performance.

     The entire Board of Directors, including its Chairman, Mr. Reginald M. Fountain, Jr., who also serves as the President, Chief Executive Officer, and Chief Operating Officer of both the Company and its Subsidiary, has prescribed unanimously the compensation amounts for the Company's executive officers. These compensation amounts are deemed adequate by the Board and the Compensation Committee based upon their judgment as to the qualifications, experience, and performance of the individual executive officers, as well as, the Company's size, complexity, growth, and financial performance.

     Upon the resignation of the Subsidiary's President and Chief Operating Officer on June 23, 1992, Mr. Fountain was elected to these positions in addition to his duties as Chairman and Chief Executive Officer. Recognizing his increased responsibilities, the Board, acting unanimously, subsequently increased his base salary from $115,000 per year to $187,200 effective October 6, 1992. During Fiscal 1995, recognizing the Company's much improved financial performance under his leadership, the Board increased Mr. Fountain's salary to $285,000 for the period beginning March 30, 1995 through March 30, 1996, and to $350,000 thereafter.

     The entire Board has also approved Mr. Fountain's employment agreement with the Company, more fully described above under "Employment Agreement", which provides for a minimum base salary and an annual cash bonus equal to 5% of the Subsidiary's net profits after profit sharing distribution but before income taxes limited to a maximum of $250,000. Bonuses were paid to Mr. Fountain for fiscal 1995 amounting to $106,438 and for Fiscal 1996 amounting to $199,984. Mr. Fountain received no bonus for Fiscal 1994.

Compensation of Directors

     The Company's directors do not currently receive any type of compensation in conjunction with their services as directors, except that they are reimbursed for travel and other out-of-pocket expenses incurred in attending Board meetings. All of the non-employee directors, being Messrs. Garbrecht, Mazza, Pignatelli and Spencer, each received non-qualified options to purchase 20,000 shares at $5.375 per share. These options were not granted under any of the Company's existing plans.

Compensation Committee Interlocks and Insider Participation

     The Board has a Compensation Committee and all compensation decisions are made by the Compensation Committee and the Board, including decisions establishing the compensation of the Company's executive officers. Messrs. Fountain, Garbrecht, Mazza, Pignatelli and Spencer are the only members of the Board of the Directors.

Incentive Bonus Plan

         During Fiscal 1995 there were no incentive bonus plans in effect, other than as provided for in the aforementioned employment agreement with Mr. Fountain and the Profit Sharing Plan described below.

Stock Option Plans

         During 1987 shareholders of the Company approved the 1986 Incentive Stock Option Plan (the "Plan"). The Plan is administered by the Board of Directors which may, in its discretion, from time to time, grant to officers and key employees of the Company and its Subsidiary options to purchase shares of the Company's Common Stock. Directors who are not officers or employees of the Company or its Subsidiary are not eligible to be granted options under the Plan.

         The Plan provides that the purchase price per share of Common Stock provided for in options granted shall not be less than 100% of the fair market value of such stock at the time such option is granted; provided, however, that in the case of an optionee who possesses more than 10% of the total combined voting power of all classes of stock of the Company, the purchase price shall not be less than 110% of the fair market value of such stock on the date of grant. No consideration is payable to the Company by an optionee at the time an option is granted. Upon exercise of an option, payment of the purchase price of Common Stock being purchased shall be made to the Company (i) in cash, (ii) at the discretion of the Board of Directors, by surrender of a promissory note made by such optionee to be credited against the option price, (iii) by surrender of shares of Common Stock already held by such optionee which shall be valued at their fair market value on the date the option is exercised, (iv) any combination of the foregoing, and/or (v) on such date or in such installments, and upon such terms and conditions as the Board of Directors, in its discretion, shall provide. Under the Plan, the aggregate fair market value of shares with respect to which options are exercisable for the first time by an employee in any calendar year generally may not exceed $100,000.

         The term of each option granted under the Plan is determined by the Board of Directors, but may in no event be more than ten years from the date such option is granted; provided, however, that in the case of an option granted to a person who, at the time such option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the term of such option may not be for a period or more than five years from the date of grant. Unless the Board of Directors determines otherwise, no options may be exercised for one year after the date of grant. Thereafter, an option may be exercised either in whole or in installments as shall be determined by the Board of Directors at the time of grant with respect to each option granted. All rights to purchase stock pursuant to an option, unless sooner terminated or expired, shall expire ten years from the date such option was granted.

         Upon the termination of an optionee's employment with the Company, his option shall be limited to the number of shares to which such option is exercisable by him on the date of such termination of employment, and shall terminate as to any remaining shares; provided, however, that if the employment of an optionee is terminated for "cause" (as defined in the Plan), such optionee's rights under any then outstanding option immediately terminate at the time of such termination of employment. No option shall be transferrable by an optionee otherwise than by will or by the laws of descent and distribution.

         Pursuant to the Plan, a maximum of 400,000 shares of the Company's Common Stock have been reserved for issuance upon the exercise of options granted under the Plan. In the event of a stock dividend paid in shares of the Common Stock, or a recapitalization, reclassification, split-up or combination of shares of such stock, the Board of Directors has the authority to make the appropriate adjustments in the numbers of shares subject to outstanding options and the option prices relating thereto and in the total number of shares reserved for the future granting of options pursuant to the Plan.

         During 1989 the Board of Directors amended the Plan to delete a provision requiring that options granted to any one employee be exercised only in the sequential order in which they were granted. That provision at one time was, but is no longer, required by the Internal Revenue Code, as amended, to be contained in incentive stock option plans.

         During Fiscal 1995 options to purchase 20,000 shares were awarded to Mr. Fountain at $5.9125 ($5.375 x 110%) per share and options to purchase 20,000 shares were awarded to the Chief Financial Officer at $5.50 per share. Of the options granted in previous years, all had expired by June 30, 1996. The remaining options available for grant under the 1986 Plan are for 160,000 common shares.

         20,000 options granted under the 1986 Plan have been exercised subsequent to Fiscal 1996. The 1986 Plan terminates on December 5, 1996, and, accordingly, no additional options may be granted after that date.

         On June 21, 1995, a Special Meeting of the shareholders was held to vote upon the adoption of the 1995 Stock Option Plan. The new Plan as adopted by the shareholders allowed for up to 300,000 common stock options to be granted by the Board of Directors to employees or directors of the Company on either a qualified or non-qualified basis. Subsequently, on August 4, 1995, the Board unanimously voted to grant the entire 300,000 stock options authorized under the 1995 Stock Option Plan to Mr. Reginald M. Fountain, Jr. at $7.00 per share on a non-qualified basis. None of the options granted to Mr. Fountain under the 1995 Plan have been exercised. The expiration date of the options granted to Mr. Fountain is August 4, 2005.

         During Fiscal 1995, each of the four-non-employee directors was granted non-qualified stock options to purchase 20,000 common shares at $5.375 per share. These non-qualified stock options awarded to the outside directors were not under any of the Company's existing stock option plans.

401(k) Payroll Savings Plan

         During Fiscal 1991, the Company initiated a 401(k) payroll savings plan (the "401(k) Plan") for all employees. Eligible employees may elect to defer up to fifteen percent (15%) of their salaries, which deferral amounts are fully vested at all times. The Company matches 25% of the employee's deferred salary amounts limited to a maximum of 5% of their salary amounts, or 1.25%. Amounts contributed by the Company vest at a rate of 20% per year of service. Mr. Fountain, by his own election, does not participate in the 401(k) plan. There are no post-retirement benefit plans in effect.

Profit Sharing Plan

         On May 1, 1994, the Board of Directors authorized a Profit Sharing Plan applicable to all eligible employees for the fiscal year ended June 30, 1995. No Profit Sharing Plan was authorized for Fiscal 1994 or 1996. The profit sharing calculations were based upon the consolidated audited net income for the full fiscal year before income taxes.

         The actual profit sharing distribution for Fiscal 1995 year was $376,614 and was paid in full to the eligible employees on August 12, 1995.

Compliance with Section 16

         Mr. Fountain did not timely file one Form 4, in Fiscal 1996, with respect to the granting of 300,000 common stock options in August 1995.

                                                    ACCOUNTING MATTERS

         The Board has selected the firm of Pritchett, Siler & Hardy, independent certified public accountants, to serve as auditors for the fiscal year ending June 30, 1996, subject to ratification by the shareholders. The Board of Directors recommends a vote FOR ratification of this selection.

                                                 PROPOSALS OF SHAREHOLDERS

         It is expected that the next annual meeting of the Company's shareholders will be held during December 1996. Any proposal of a shareholder which is intended to be presented at that Meeting must be received by the Company at its principal executive offices in Washington, North Carolina, no later than August 13, 1997, in order that such proposal be timely received for inclusion in the proxy solicitation materials to be issued in connection with the Meeting.

                                                ANNUAL REPORT ON FORM 10-K

         Pursuant to regulations of the Securities and Exchange Commission ("SEC"), the Company has filed with the SEC an Annual Report on Form 10-K for Fiscal 1996. Upon the written request of any person who is a shareholder of the Company as of the record date for the Meeting, a copy of the Company's 1995 Annual Report on Form 10-K including financial statements will be forwarded to such shareholder without charge. Such request should be made to Carol J. Price, Director of Investor Relations, Fountain Powerboat Industries, Inc., Post Office Drawer 457, Washington, North Carolina, 27889.

                                                       OTHER MATTERS

         The Board of Directors knows of no other business which will be brought before the Meeting. Should other matters properly come before the Meeting, the proxies will vote all Appointments of Proxy received according to their best judgment on such matters.

                                            BY ORDER OF THE BOARD OF DIRECTORS




                                                             Blanche C. Williams
                                    Secretary
November 13, 1996

                                                   APPOINTMENT OF PROXY

                                            FOUNTAIN POWERBOAT INDUSTRIES, INC.
                            Annual Meeting of Shareholders -- December 11, 1995

      The undersigned hereby appoints BLANCHE C. WILLIAMS and REGINALD M. FOUNTAIN, Jr. and each of them (with full power to act without the other), the true and lawful proxies of the undersigned, each having full power to substitute, to represent the undersigned and to vote all shares of stock of FOUNTAIN POWERBOAT INDUSTRIES, INC. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of FOUNTAIN POWERBOAT INDUSTRIES, INC. to be held at the principal executive offices of the Corporation on Whichard's Beach Road, Washington, North Carolina, on December 11, 1995, at the hour of 10:00 a.m., North Carolina time.

      1. FOR [ ] WITHHOLD [ ] election of all of the following nominees in the Notice of Annual Meeting and Proxy Statement as directors of the
           Company:

Reginald M. Fountain, Jr.        Gary D. Garbrecht,         Gary E. Mazza, III,
          Federico Pignatelli,        and         Mark L. Spencer

      2. FOR [ ] WITHHOLD [ ] ratification of Pritchett, Siler & Hardy, certified public accountants, as the Corporation's independent public accountants for the fiscal year ended June 30, 1997.

      3.   Upon all such other matters that may promptly be brought  before such
           Annual  Meeting,   as  to  which  the   undersigned   hereby  confers
           discretionary authority upon said proxies.

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR (1) THE ELECTION OF THE BOARD'S (FIVE) NOMINEES AS DIRECTORS, AND (2) THE RATIFICATION OF THE ABOVE ACCOUNTING FIRM OR, IF A CONTRARY INSTRUCTION IS INDICATED IN ACCORDANCE WITH SUCH INSTRUCTIONS. THE UNDERSIGNED MAY WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF ANY INDIVIDUAL NOMINEE AS DIRECTOR BY LINING THROUGH THE NOMINEE'S NAME ABOVE.

      All other proxies heretofore given by the undersigned to vote shares of stock of FOUNTAIN POWERBOAT INDUSTRIES, INC. which the undersigned would be entitled to vote if personally present at said Annual Meeting or any adjournment thereof are hereby expressly revoked. This proxy may be revoked at any time prior to the voting hereof.

      NOTE: Please date this proxy and sign it exactly as your name or names appear on your shares. If signing as an attorney, executor, administrator, guardian or trustee, please give full title as such. If a corporation, please sign full corporate name by duly authorized officer or officers, affix corporate seal and attach a certified copy of resolution or bylaws evidencing authority.



                                                              (Date)



                                                              (Signature)



                                                              (Signature)